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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 7, 1999 relating to the financial statements, which appears in the Registration Statement on Form S-1 of The TriZetto Group, Inc., for the period from May 27, 1997 (date of inception) to December 31, 1997, for the year ended December 31, 1998 and for the six months ended June 30, 1999. We also consent to the incorporation by reference of our report dated September 7, 1999 relating to the financial statement schedule, which appears in such Registration Statement on Form S-1.

                                    /s/ PricewaterhouseCoopers LLP
                                    --------------------------------------------
                                    PricewaterhouseCoopers LLP

San Jose, California
December 14, 1999